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                                                                    Exhibit 23.1



                         INDEPENDENT AUDITORS' REPORT ON
                    FINANCIAL STATEMENT SCHEDULES AND CONSENT


The Board of Directors
Lamar Advertising Company:

The audits referred to in our reports dated March 17, 2000, included the related financial statement schedules of (a) Lamar Advertising Company and subsidiaries, and (b) Lamar Media Corp. and subsidiaries for each of the years in the three-year period ended December 31, 1999. These financial statement schedules are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statement schedules based on our audits. In our opinion, such financial statement schedules of (a) Lamar Advertising Company and subsidiaries, and (b) Lamar Media Corp. and subsidiaries, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly in all material respects the information set forth therein.

We consent to incorporation by reference in the Registration Statements of Lamar Advertising Company on Form S-8 (Nos. 333-10337 and 333-79571), the Registration Statements on Form S-3 (Nos. 333-52851, 333-66059 and 333-71929), and the
Registration Statements on Form S-4 (Nos. 333-60331 and 333-30012) of our reports dated March 17, 2000, relating to (a) the consolidated balance sheets of Lamar Advertising Company and subsidiaries as of December 31, 1999 and 1998, and the related consolidated statements of operations, comprehensive income, shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1999, and (b) the consolidated balance sheets of Lamar Media Corp. and subsidiaries as of December 31, 1999 and 1998, and the related consolidated statements of operations, comprehensive income, shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1999, which reports appear in the December 31, 1999, annual report on Form 10-K of Lamar Advertising Company.

Our reports refer to a change in the method of accounting for the costs of start-up activities.


                                         /s/ KPMG LLP

New Orleans, Louisiana
March 24, 2000